Exhibit 1.01

CONFLICT MINERALS REPORT OF STRYKER CORPORATION
For the year ended December 31, 2023

Stryker has made statements in this conflict minerals report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of so-called conflict minerals included in our products. Stryker undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Stryker’s reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. In addition, there are factors that could affect the accuracy of statements made in this report, including, without limitation: incomplete or unavailable supplier, smelter or refiner data; errors, omissions, or fraud by suppliers, smelters or refiners; changing definitions or methodologies for confirming smelters or refiners; incomplete, unclear, or modified guidance from third-party industry and other sources; continuing guidance regarding the conflict minerals rules and other issues.

This is the Conflict Minerals Report of Stryker Corporation for calendar year 2023 (the “Reporting Period”) in accordance with Rule 13p-1 of the Securities Exchange Act of 1934 (“Rule 13p-1”). The term “3TG” as used in this report includes cassiterite, columbite-tantalite, wolframite, gold, and their derivatives tin, tantalum, and tungsten. Based on our Conflict Minerals Program and due diligence efforts described in more detail herein, we have not found any evidence to indicate the 3TG in our products directly or indirectly financed or benefited armed groups in the Covered Countries (defined below) for the year ended December 31, 2023.

1.Conflict Minerals Rule
Effective November 2012, the United States Securities and Exchange Commission (the “Commission”) adopted Rule 13p-1 pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) relating to the use of conflict minerals. Section 1502 added Section 13(p) of the Act, which obligated the Commission to promulgate rules requiring public companies with 3TG that are necessary to the functionality or production of products that they manufacture to disclose annually whether those minerals originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”). If an issuer’s 3TG originated in a Covered Country, Rule 13p-1 requires the issuer to file a report with the Commission that describes the measures it has taken to exercise due diligence to determine the source and chain of custody of 3TG in its products.

2.Company Overview
Stryker Corporation is a global leader in medical technologies and, together with our customers, we are driven to make healthcare better. We offer innovative products and services in MedSurg, Neurotechnology, Orthopaedics and Spine that help improve patient and healthcare outcomes. Our core values of Integrity, Accountability, People and Performance guide our behaviors and actions and are fundamental to how we execute our mission. Stryker was incorporated in Michigan in 1946 as the successor company to a business founded in 1941 by Dr. Homer H. Stryker, a prominent orthopaedic surgeon and inventor of several medical products.

As used herein, and except where the context otherwise requires, “Stryker,” “we,” “us” and “our” refer to Stryker Corporation and our consolidated subsidiaries that are subject to the reporting requirements of Rule 13p-1.

3.Product Overview
Our products are sold in approximately 75 countries through company-owned subsidiaries and branches as well as third-party dealers and distributors. Our products include surgical equipment and surgical navigation systems; endoscopic and communications systems; patient handling, emergency medical equipment and intensive care disposable products; clinical communication and workflow solutions; neurosurgical and neurovascular devices; implants used in joint replacement and trauma surgeries; Mako Robotic-Arm Assisted technology; spinal devices; as well as other products used in a variety of medical specialties. Most of our products are marketed directly to doctors, hospitals and other healthcare facilities. 3TG is necessary to the functionality of many of these products.

4.Conflict Minerals Program Overview
We are committed to conducting our affairs ethically and lawfully and expect that the businesses we associate with will do the same. We are a member of the Responsible Minerals Initiative (“RMI”) and maintain a Conflict Minerals Program that follows the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) because our products may contain components or materials that utilize 3TG. We rely heavily on input from our suppliers utilizing RMI’s Conflict Minerals Reporting Template (“CMRT”) to determine whether any 3TG in our products originated in the Covered Countries because we do not purchase 3TG directly from mines, smelters or refiners. Our Conflict Minerals program is outlined in further detail below.

4.1    Strong Company Management Systems

4.1.1    Conflict Minerals Policy
We maintain a Conflict Minerals Policy that reinforces our commitment to responsible sourcing in the Covered Countries and sets the expectation that our suppliers will procure 3TG from socially responsible sources. This policy is available publicly at www.stryker.com/conflictminerals.

4.1.2    Conflict Minerals Team
Our Conflict Minerals Team, consisting of a program manager and representatives from the procurement, legal and compliance teams, is responsible for executing our Conflict Minerals Program. A committee consisting of senior leaders reviews the Conflict Minerals Team’s progress to ensure compliance with our policies and the Act.

4.1.3    Multi-Stakeholder Group Participation
We are a member of the RMI, which facilitates engagement with industry peers, subject matter experts and other stakeholder groups, including non-governmental organizations, socially responsible investor groups, governments and multilateral institutions to align on expectations and best practices in conducting our supply chain activities. Membership also provides us access to the most up-to-date Reasonable Country of Origin information for facilities participating in the Responsible Minerals Assurance Process (“RMAP”), training resources and other tools.

4.1.4    Supplier Relationship Strategy
As a manufacturer and seller of medical devices, we are subject to strict quality and regulatory requirements throughout the world. Due to these requirements and the nature of our products, we predominantly maintain long-term relationships with our suppliers, which enables strong collaboration and a deeper understanding of our requirements. We leverage these relationships to maximize due diligence engagement and engage in risk mitigation activities.

4.1.5    Supplier Engagement
We engage suppliers in our due diligence activities through the use of the standardized CMRT developed by the RMI. The CMRT streamlines the transfer of information about the potential country of origin of the minerals used in our products and the smelters or refiners (“SORs”) utilized in our supply chain. We collect and analyze supplier CMRTs through the use of a third-party partner who is a global leader for supply chain compliance solutions. This partner enables the collection of supplier data and the subsequent analysis and validation of that information within their web-based platform.

4.1.6    Supply Contracts
Our supply agreements and standard purchase order terms and conditions contain provisions requiring supplier compliance with our Supplier Code of Conduct. The Supplier Code of Conduct requires implementation of appropriate supply chain due diligence processes to ensure that materials come from legitimate sources. Our Supplier Code of Conduct is publicly available at www.stryker.com/poterms.

4.1.7    Training
We conduct annual conflict minerals training for relevant procurement teams. The training provides an overview of conflict minerals and associated legislation, our Conflict Minerals Policy and Program and supplier engagement on conflict minerals.

4.1.8    Grievance Mechanism
We maintain conflictminerals@stryker.com as a dedicated email address for questions regarding our Conflict Minerals Policy. We also maintain an ethics hotline publicly available at www.ethicshotline.stryker.com as a mechanism for interested parties to voice concerns regarding compliance.

4.2    Identification and Assessment of Risks in Supply Chain

4.2.1As a finished medical device manufacturer, we are far removed from the mining of 3TG. We do not directly purchase raw ore or unrefined minerals from mines or SORs, including from those located in the Covered Countries.

4.2.2We rely on our suppliers to conduct appropriate due diligence within their supply chains and provide accurate information to determine the origin of 3TG contained in our products. We perform an annual review of suppliers subject to our conflict minerals assessment process (“In-Scope Suppliers”). The Conflict Minerals Team identifies In-Scope Suppliers by reviewing our approved supplier list and filtering this information using commodity assignment, spend and activity data. The resulting suppliers undergo an additional review conducted by our procurement team to finalize the list of In-Scope Suppliers who are most likely to be supplying components or products that contain 3TG.

4.2.3We utilize a third-party partner to collect information from the In-Scope Suppliers regarding the presence and sourcing of 3TGs used in the products and components supplied to us using the CMRT at a company, product, or user-defined level, depending on the supplier’s ability to provide the required data.

4.2.4We review the information provided by the In-Scope Suppliers against the most current identified SOR lists, including those published by the Commerce Department, RMI, the London Bullion Market Association and the Responsible Jewellery Council. We also assess the physical location of SORs that are known and/or participating in RMAP or a similar recognized framework such as the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification (each a “Recognized Framework”).

4.2.5We review the information provided by In-Scope Suppliers and the third-party data to identify any SORs that we consider high-risk in relation to 3TG sourcing, including those that are either located in or sourcing from a Covered Country and are not participating in RMAP or a Recognized Framework.

4.3    Strategy to Respond to Risks

4.3.1    Assessment Process

4.3.1.1    Non-response Risk
We track assessment response rates and non-responsive In-Scope Suppliers during the assessment process using a dashboard and other reports. Our third-party partner sends reminders both via email and telephone throughout the assessment period. Continued non-response is escalated to our procurement team. Non-responses at the end of the assessment period are noted and factored into our supplier management strategy and future year assessment activities for the non-responsive In-Scope Supplier.

4.3.1.2     Data Inconsistency Risk
Our third-party partner automatically performs an initial evaluation of any inconsistencies or gaps in the information submitted by In-Scope Suppliers and performs follow-up to resolve any issues.

4.3.2    Risk Mitigation Activities
The results of risk identification activities are communicated to our Procurement Leadership Team. We determine, on a case-by-case basis, the appropriate mitigation strategy for any high risk SORs. Due to the nature of our products, we are unable to make supply chain related changes without significant quality and safety related due diligence and, in some instances, a lengthy regulatory approval process. As such, we primarily emphasize supplier education and cooperative efforts to bring existing supply chains into conformance with our Conflict Minerals Policy. These efforts may include further investigation to understand a high-risk SOR’s actual role in our product supply chain and leveraging upstream supplier relationships to promote SOR participation in the RMAP or a Recognized Framework. We may, however, pursue the removal from our supply chain of any confirmed high-risk SOR that is unwilling to participate in the RMAP or a Recognized Framework. With the understanding that risk mitigation activities are an ongoing effort, we monitor the status of these high-risk SORs and In-Scope Supplier activities over subsequent assessment periods to understand the effectiveness of this strategy and enact further corrective action if necessary.

4.4    Carrying out Independent Third-Party Audits

4.4.1    Independent Third-Party Audits
As a downstream company, we are far removed from the SORs providing 3TG and therefore do not perform or direct our own audits of SORs. Instead, we rely on the RMI’s RMAP and other Recognized Frameworks to enable our SOR due diligence activities.

4.5    Public Report

4.5.1    Annual SEC Reporting
We comply with annual reporting requirements as set forth in Rule 13p-1 by filing with the SEC a Form SD and including this report.

4.5.2    Public Availability
This Conflict Minerals Report is also publicly available in the “Investor Relations” section of our website at investors.stryker.com and referenced in our annual “Comprehensive Report” available at www.stryker.com/crhub.

5. 2023 Reasonable Country of Origin Inquiry Results

5.1    In-Scope Suppliers
We determined, that during the Reporting Period, we manufactured and/or contracted to manufacture products containing 3TG that were necessary for the functionality or production of our products. A total of 693 suppliers were identified as In-Scope Suppliers potentially providing us with materials or products containing 3TG.

5.2    Process Overview
We conducted a Reasonable Country of Origin Inquiry (“RCOI”) of the In-Scope Suppliers to determine whether 3TG contained in our products originated from the Covered Countries. We completed the RCOI by requiring that In-Scope Suppliers complete CMRT version 6.22 or higher.

We communicated to the In-Scope Suppliers the importance of participating in our 2023 RCOI and provided initial information on the required activities. Using our third-party partner, we provided In-Scope Suppliers with a CMRT submission portal and submission instructions and an email submission option for those In-Scope Suppliers unwilling or unable to use the portal. Suppliers were engaged between January 22, 2024 and April 26, 2024 to provide the required information for our RCOI. During this period, up to eight reminder emails were sent to each non-responsive supplier and, if a supplier remained non-responsive, additional reminders occurred via telephone or directly from our procurement team. Throughout the process, responses were reviewed for plausibility, consistency and gaps, and we engaged in follow-up activities as necessary.

5.3    Supplier Responses
The response rate of the In-Scope Suppliers during the RCOI was 90%. Of the responding suppliers, 42% identified the presence of 3TG in the materials or products supplied to us. These suppliers identified a total of 345 SORs that could be verified as active using the resources described in section 4.2.4. Of these verified SORs, there was an indication that 54 are either located in or sourced from the Covered Countries. 47 out of 54 SORs are conformant to a Recognized Framework.

5.4    Determination
Based on the results of the RCOI, we have reason to believe that some 3TG in our products may have originated in the Covered Countries and may not have come from recycled or scrap sources. Therefore, we conducted additional due diligence to determine the Country of Origin of the 3TG in our products and whether our supply chain activities directly or indirectly financed or benefited armed groups in the Covered Countries in accordance with Rule 13p-1. The results of our diligence are outlined below.

6.Due Diligence

6.1    Results
Using the results of the RCOI, and in accordance with the steps described in section 4 above, we performed additional due diligence on those SORs located in or sourcing from the Covered Countries, focusing on the SOR RMAP participation during the Reporting Period. The results of that due diligence can be found in Table 1.

Table 1

Metal	SOR RMAP Status			Total
	Conformant	Active	Not Enrolled
Tantalum	20	0	0	20
Tin	12	1	1	14
Tungsten	8	0	1	9
Gold	7	1	3	11

6.2    Risk Mitigation Activities
We focused our resulting risk mitigation activities on the SORs that either source from or are located in a Covered Country whose RMAP status was found to be “Not Enrolled” and who have not indicated intent to become “Active” or “Conformant”. “Conformant” meaning independently assessed and found conformant with the relative RMAP standard, “Active” meaning engaged in the RMAP program but not yet conformant, and “Not Enrolled” referring to all other statuses. As a downstream company, and in alignment with the risk mitigation activities described in 4.3.2. above, we issued notifications to the In-Scope Suppliers who included these SORs in their CMRT submissions. These notifications focused on engaging the SOR, either directly or through any necessary upstream suppliers, to promote participation in the RMAP and to consider removal of the SOR from their supply chain if they are unwilling or unable to participate in the RMAP. We will continue to engage with the RMI and their other member companies to promote SOR participation in the RMAP. We also continue to monitor In-Scope Supplier responses to these notifications and determine if any additional actions are needed.

6.3    Conclusion
Based on due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG contained in our products. As in previous years, while we cannot conclusively determine the countries of origin, we have not found any evidence to indicate the 3TG in our products directly or indirectly financed or benefited armed groups in the Covered Countries for the year ended December 31, 2023. The list of SORs which is based on the information provided by In-Scope Suppliers can be found in Appendix A and the Countries of Origin identified as believed to be associated with these materials are listed in Appendix B.

Appendix A: Smelter or Refiner List

This list is based on data provided by our suppliers for reporting year 2023. In-Scope Suppliers predominantly provided company-level information which included the supplier’s entire supply chain and, as such, this information was not limited to SORs that contributed 3TG used specifically in our products. As a result, we are unable to confirm whether our products contain 3TG from all of these sources. Additionally, this list only includes facilities reported by suppliers that are on the RMAP list as of April 26, 2024.

Metal	Name	Location	RMAP Status
Gold	8853 S.p.A.	Italy	Not Enrolled
Gold	ABC Refinery Pty Ltd.	Australia	Not Enrolled
Gold	Abington Reldan Metals, LLC	United States	Conformant
Gold	Advanced Chemical Company	United States	Active
Gold	African Gold Refinery	Uganda	Not Enrolled
Gold	Agosi AG	Germany	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Not Enrolled
Gold	Albino Mountinho Lda.	Portugal	Not Enrolled
Gold	Alexy Metals	United States	Not Enrolled
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Not Enrolled
Gold	Attero Recycling Pvt Ltd	India	Not Enrolled
Gold	AU Traders and Refiners	South Africa	Not Enrolled
Gold	Augmont Enterprises Private Limited	India	Active
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	Caridad	Mexico	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	Not Enrolled
Gold	CGR Metalloys Pvt Ltd.	India	Not Enrolled
Gold	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Not Enrolled
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	Coimpa Industrial LTDA	Brazil	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Not Enrolled
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Not Enrolled
Gold	Dongwu Gold Group	China	Not Enrolled
Gold	Dowa	Japan	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	Not Enrolled

Gold	Emerald Jewel Industry India Limited (Unit 3)	India	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	Not Enrolled
Gold	Emirates Gold DMCC	United Arab Emirates	Not Enrolled
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Not Enrolled
Gold	Fujairah Gold FZC	United Arab Emirates	Not Enrolled
Gold	Geib Refining Corporation	United States	Not Enrolled
Gold	GG Refinery Ltd.	Tanzania	Active
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	Active
Gold	Gold by Gold Colombia	Colombia	Conformant
Gold	Gold Coast Refinery	Ghana	Not Enrolled
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Not Enrolled
Gold	Guangdong Jinding Gold Limited	China	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Not Enrolled
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Not Enrolled
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Not Enrolled
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	Not Enrolled
Gold	Industrial Refining Company	Belgium	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	Not Enrolled
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	JALAN & Company	India	Not Enrolled
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Not Enrolled
Gold	JSC Novosibirsk Refinery	Russian Federation	Not Enrolled
Gold	JSC Uralelectromed	Russian Federation	Not Enrolled
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	K.A. Rasmussen	Norway	Not Enrolled
Gold	Kaloti Precious Metals	United Arab Emirates	Not Enrolled
Gold	Kazakhmys Smelting LLC	Kazakhstan	Not Enrolled
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Conformant
Gold	Kundan Care Products Ltd.	India	Not Enrolled
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Not Enrolled
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Not Enrolled
Gold	L’azurde Company For Jewelry	Saudi Arabia	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	China	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Not Enrolled
Gold	L’Orfebre S.A.	Andorra	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Conformant
Gold	LT Metal Ltd.	Korea, Republic of	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Not Enrolled
Gold	Marsam Metals	Brazil	Not Enrolled
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant

Gold	MD Overseas	India	Not Enrolled
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
Gold	Metallix Refining Inc.	United States	Not Enrolled
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MKS PAMP SA	Switzerland	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	Not Enrolled
Gold	Morris and Watson	New Zealand	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Not Enrolled
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	NH Recytech Company	Korea, Republic of	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Not Enrolled
Gold	Pease & Curren	United States	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Not Enrolled
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	QG Refining, LLC	United States	Not Enrolled
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	Not Enrolled
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Not Enrolled
Gold	Sabin Metal Corp.	United States	Not Enrolled
Gold	Safimet S.p.A	Italy	Not Enrolled
Gold	SAFINA A.S.	Czech Republic	Conformant
Gold	Sai Refinery	India	Not Enrolled
Gold	Sam Precious Metals	United Arab Emirates	Not Enrolled
Gold	SAMWON METALS Corp.	Korea, Republic of	Not Enrolled
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	Not Enrolled
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	Not Enrolled
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Not Enrolled
Gold	Shirpur Gold Refinery Ltd.	India	Not Enrolled
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	Not Enrolled
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Not Enrolled
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sovereign Metals	India	Not Enrolled

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Not Enrolled
Gold	Sudan Gold Refinery	Sudan	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan	Not Enrolled
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Not Enrolled
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Torecom	Korea, Republic of	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	Not Enrolled
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	WEEEREFINING	France	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	White Solder Metalurgia e Mineracao Ltda.	Brazil	Not Enrolled
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Tantalum	5D Production OU	Estonia	Not Enrolled
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	Materion Newton Inc.	United States	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Molycorp Silmet A.S.	Estonia	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	PowerX Ltd.	Rwanda	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Not Enrolled
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant

Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tin	Alpha	United States	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Not Enrolled
Tin	Asahi Refining Canada Ltd.	Canada	Not Enrolled
Tin	Aurubis Beerse	Belgium	Conformant
Tin	Aurubis Berango	Spain	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Conformant
Tin	CRM Synergies	Spain	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Not Enrolled
Tin	Dowa	Japan	Conformant
Tin	DS Myanmar	Myanmar	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Not Enrolled
Tin	EM Vinto	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Geib Refining Corporation	United States	Not Enrolled
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Not Enrolled
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Not Enrolled
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Not Enrolled
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Not Enrolled
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Ma’anshan Weitai Tin Co., Ltd.	China	Not Enrolled
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Active
Tin	Melt Metais e Ligas S.A.	Brazil	Not Enrolled
Tin	Metallic Resources, Inc.	United States	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Mining Minerals Resources SARL	DRC- Congo (Kinshasa)	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Not Enrolled
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Not Enrolled
Tin	Novosibirsk Tin Combine	Russian Federation	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	Pongpipat Company Limited	Myanmar	Not Enrolled
Tin	Precious Minerals and Smelting Limited	India	Active

Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Bangka Tin Industry	Indonesia	Active
Tin	PT Belitung Industri Sejahtera	Indonesia	Conformant
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	Not Enrolled
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Rajehan Ariq	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	PT Tirus Putra Mandiri	Indonesia	Not Enrolled
Tin	PT Tommy Utama	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Super Ligas	Brazil	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Not Enrolled
Tin	Valcambi S.A.	Switzerland	Not Enrolled
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Not Enrolled
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Not Enrolled
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Not Enrolled
Tungsten	Alba steel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Not Enrolled
Tungsten	Artek LLC	Russian Federation	Not Enrolled
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant
Tungsten	China Molybdenum Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Not Enrolled
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of	Not Enrolled
Tungsten	Fujian Xinlu Tungsten	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant

Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of	Not Enrolled
Tungsten	Hubei Green Tungsten Co., Ltd.	China	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	Not Enrolled
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	Not Enrolled
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	Not Enrolled
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	Active
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	Conformant
Tungsten	LLC Vostok	Russian Federation	Not Enrolled
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	Conformant
Tungsten	Moliren Ltd.	Russian Federation	Not Enrolled
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	Not Enrolled
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	Not Enrolled
Tungsten	OOO “Technolom” 1	Russian Federation	Not Enrolled
Tungsten	OOO “Technolom” 2	Russian Federation	Not Enrolled
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	Conformant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Not Enrolled
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	Not Enrolled

Appendix B: Countries of Origin of 3TG

The origin of the 3TG processed by facilities listed in Appendix A are believed to be:

Angola*	Guyana	Papua New Guinea
Argentina	Hong Kong	Peru
Armenia	Hungary	Philippines
Australia	India	Poland
Austria	Indonesia	Portugal
Belarus	Ireland	Russian Federation
Belgium	Israel	Rwanda*
Bermuda	Italy	Saudi Arabia
Bolivia	Ivory Coast	Sierra Leone
Brazil	Japan	Singapore
Burundi*	Jersey	Slovakia
Cambodia	Kazakhstan	South Africa
Canada	Kenya	South Sudan*
Central African Republic*	Korea, Republic of	Spain
Chile	Kyrgyzstan	Suriname
China	Laos	Sweden
Colombia	Luxembourg	Switzerland
Congo (Brazzaville)*	Madagascar	Taiwan
Czech Republic	Malaysia	Tajikistan
Djibouti	Mali	Tanzania*
DRC- Congo (Kinshasa)*	Mexico	Thailand
Ecuador	Mongolia	Turkey
Egypt	Morocco	Uganda*
Estonia	Mozambique	United Arab Emirates
Ethiopia	Myanmar	United Kingdom
Finland	Namibia	United States
France	Netherlands	Uzbekistan
Germany	New Zealand	Viet Nam
Ghana	Niger	Zambia*
Guinea	Nigeria	Zimbabwe

*Covered Country